united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2016

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA BANK PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 5, 2016, Astoria Financial Corporation (the “Company”) issued the following clarification to its Proxy Statement, regarding attendance by board members at Board and Committee meetings (page 13 of 2016 Proxy Statement under the section titled Committees and Meetings of the Board).

The Board meets on a monthly basis and may have additional special meetings upon the request of the Chairman, the President, or one-third (1/3) of the directors then in office. During the fiscal year ended December 31, 2015, the Board met fourteen (14) times. No incumbent director attended less than seventy five percent (75%) of the total number of meetings held by the Board and its committees on which such director served, with the exception of Mr. Giambrone who was appointed to the Board on July 22, 2015. Mr. Giambrone attended one hundred percent (100%) of the total number of meetings of the Board and its committees on which he served from July 22, 2015 through December 31, 2015.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Theodore S. Ayvas
Theodore S. Ayvas
Vice President and Director of Investor Relations

Dated: December 5, 2016